Exhibit 99.1

FOR IMMEDIATE RELEASE

Media: Julie Ketay, 312.558.8727

Analysts: Aaron Hoffman, 312.558.8739

SARA LEE EXECUTIVES REVIEW COMPANY’S FIVE LINES OF BUSINESS

AT ANALYST MEETING IN CHICAGO

Management affirms general EPS guidance for first quarter and full-year of fiscal 2005

CHICAGO (Oct. 4, 2004) – Sara Lee Corporation reviewed each of its five lines of business – Branded Apparel, Household Products, Meats, Bakery and Beverage – with financial analysts at the company’s annual “Meet the Management” meeting held today in Chicago.

During the meeting, Brenda C. Barnes, president and chief operating officer of Sara Lee Corporation, addressed the financial community for the first time since joining the company July 1, 2004. In her remarks today, she provided her perspective on the company’s strengths and future business opportunities.

“Sara Lee is a strong company and there is great work being done by our employees throughout the organization,” said Barnes. “With new, innovative products such as Sara Lee Delightful breads and bagels and the Senseo single-serve home gourmet coffee system, we are ensuring that our brands not only meet the needs of today’s consumers, but also are positioned to drive future growth.

“The organizational initiatives undertaken over the past few years to consolidate operations and centralize services are showing good results, particularly in the Meats and Bakery businesses. Throughout Sara Lee, the management team is focused on the execution necessary to excel in serving our consumers and our customers, so we can realize our objective of ranking among the top tier of consumer products companies in the eyes of our investors, our customers and our competitors.”

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In addition, C. Steven McMillan, chairman and chief executive officer of Sara Lee Corporation, affirmed the earnings per share (EPS) guidance for fiscal 2005 that was provided on Aug. 5, 2004. McMillan said that the company expects diluted EPS for the first quarter of 2005 to fall within a range of $.39 to $.44 and full-year 2005 diluted EPS are expected to be in a range of $1.61 to $1.71. McMillan also provided share repurchase information, stating that, in the first quarter, the company repurchased 11 million shares at an average price of $21.68 per share. Approximately 24 million shares remain authorized by the board of directors for repurchase.

The majority of today’s analyst meeting featured Sara Lee’s senior operating executives, who discussed the core strategies and financial drivers of each of the company’s five lines of business. Some highlights from the presentations made today include:

•	Branded Apparel: Lee A. Chaden, chief executive officer of Sara Lee Branded Apparel, discussed the relaunch of Hanes, Sara Lee’s largest brand, which includes refreshing the brand’s image with a more contemporary look and feel as well as offering consumers exciting new options. Chaden also noted the tremendous opportunity to grow the Just My Size brand in the plus-size category by delivering more stylish products in a variety of different segments to meet consumers’ desires. He stressed the importance of building strong trade partnerships, such as the one behind the recent launch of C9 by Champion at Target, and underscored that the company is well positioned to take advantage of changing global sourcing opportunities.

•	Household Products: Adriaan Nühn, chief executive officer of Sara Lee/DE, is responsible for the Beverage and Household Products lines of business. In discussing the Household Products business, Nühn focused on the product innovation efforts of several of the company’s leading Household Products brands, including a strong new product pipeline for Ambi Pur air care products. In addition, he discussed the relaunch of the Sanex bath and shower and deodorant lines as well as the move into new product categories, such as the Sanex for Men line. The organization is also recharging the Radox bath and shower brand with a new packaging design and new product variants. Finally, Nühn discussed the strategic review of the company’s smaller Household Products brands with the intent to divest many of them. Following the review, the company plans to invest the proceeds from divestitures into those Household Products brands with the highest potential for strong, long-term growth.

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•	Meats: Robert S. Kopriva, chief executive officer of Sara Lee Foods, reported on the effect of higher commodity costs and the business’ progress in developing value-added products, such as Hillshire Farm Deli Select Ultra Thin, to lessen dependence on commodity-driven base products. Kopriva also outlined how the Ball Park, Hillshire Farm, Jimmy Dean and Sara Lee brands are each transforming their product offerings toward a greater emphasis on the type of great-tasting, convenient value-added products that consumers want. In addition, he reported on the success of the business consolidation and how, as a result, overall customer service has improved.

•	Bakery: Richard A. Noll, chief executive officer of Sara Lee Bakery Group (SLBG), discussed brand growth, particularly for Sara Lee worldwide and Bimbo in Europe. He also noted the improved quality of sales in the U.S. fresh business as SLBG continues to successfully shift its business mix away from private label and regional brands and toward more national branded products to drive growth. In discussing bread segment trends, Noll stressed that SLBG is taking advantage of growth in the wheat and whole grain segments with new and established products from Sara Lee and Earth Grains. Noll also announced plans to expand Sara Lee’s U.S. fresh bakery distribution into Florida.

•	Beverage: In his presentation on the Beverage business, which includes Sara Lee’s coffee and tea brands, Nühn reported on the success of Senseo and the launch of new varieties, such as Senseo City Sensations and Senseo Selection, which continue to add excitement to the brand in Europe. In addition, he discussed the creation of one integrated organization to better serve the coffee and tea needs of foodservice and retail customers in the United States and he reviewed the organization’s plans for growing the profitability of its Brazilian coffee business.

For people who were unable to listen to the webcast live, the replay will be available at 8 p.m. CDT on Monday, Oct. 4, in the Investors section of the Sara Lee corporate Web site (www.saralee.com) until Monday, Oct. 18, 2004.

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Forward-looking Statements

This news release contains forward-looking statements regarding Sara Lee’s business prospects, costs and operating results, including statements regarding Sara Lee’s projected fiscal 2005 EPS. In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making “forward-looking statements” preceded by terms such as “expects,” “projects” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are the following: (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro, given Sara Lee’s significant concentration of business in Western Europe; (ii) significant competitive activity, including advertising, promotional and price competition, and changes in consumer demand for Sara Lee’s products; (iii) a significant change in Sara Lee’s business with any of its major customers, such as Wal-Mart, the corporation’s largest customer, including changes in the level of inventory these customers decide is necessary to service their consumers; (iv) the impact of volatility in the equity markets and interest rates on the funded status and annual expense of the corporation’s defined benefit pension plans and the impact of such changes on consumer spending; (v) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers; (vi) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions, particularly Earthgrains, and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows; (vii) Sara Lee’s ability to realize the estimated savings and productivity improvements associated with prior restructuring and cost reduction initiatives; (viii) fluctuations in the cost and availability of various raw materials; (ix) Sara Lee’s ability to increase prices in response to raw material and other cost increases and the impact of such price increases on profitability; (x) the impact of various food safety issues on the consumption of meat products in the United States and parts of Europe and the profitability of the corporation’s meats business; (xi) credit and other business risks associated with customers operating in

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a highly competitive retail environment; (xii) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; and (xiii) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in the United States and other jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business; and (xiv) the continued legality of tobacco products in the Netherlands, Germany and Belgium. In addition, the corporation’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the corporation competes. We have provided additional information in our Form 10-K for fiscal 2004, which readers are encouraged to review, concerning factors that could cause actual results to differ materially from those in the forward-looking statements. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Description

Sara Lee Corporation (www.saralee.com) is one of the world’s leading branded consumer packaged goods companies, selling its products in nearly 200 countries. The company manufactures and markets food, beverage, apparel and household products of exceptional quality and value under leading, well-known brand names such as Sara Lee, Earth Grains, Jimmy Dean, Douwe Egberts, Chock full o’ Nuts, Hanes, Playtex, Bali, DIM, Kiwi, Ambi Pur and Sanex.

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